(Ex. 23.1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46825) of Schick Technologies, Inc. of our report dated June 9, 1998 relating to the financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

New York, New York
March 20, 2000